EXHIBIT 15.1

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Multifamily REIT II, Inc. Cottonwood Residential, Inc. is a real estate investment trust that, through its affiliates and subsidiaries, provides real estate investment and management services. Cottonwood Capital Property Management II, Inc., an indirect subsidiary of Cottonwood Residential, Inc., sponsored Cottonwood Multifamily REIT I, Inc. which is a real estate investment trust that has investment objectives similar to us. The other prior programs consisted of tenant in common offerings which had investment objectives that targeted investors who were completing tax deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended and entities that were formed to accept the contribution of tenant in common interests in property in exchange for interests in such entity. Thus, while these prior programs acquired multifamily real estate, the investment objectives of the prior programs were not similar to those of Cottonwood Multifamily REIT II, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Exhibit 15.1 is as of December 31, 2016. The following tables are included herein:

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Completed Programs

Table III includes information regarding the last five prior programs offered by Cottonwood Residential O. P., LP and its affiliates. Table IV includes information regarding the last five completed prior programs offered by Cottonwood Residential O.P., LP and its affiliates.

We have not included in this Exhibit 15.1 Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

Prior performance information regarding Cottonwood Multifamily REIT I, Inc. is not included in the following tables. On August 3, 2016, Cottonwood Multifamily REIT I, Inc. acquired interests in three multifamily apartment communities. These properties were acquired through the use of bridge financing. Cottonwood Multifamily REIT I, Inc. reached the minimum offering amount on September 2, 2016 and has made daily distributions in the amount of $0.001571038 per day since that time. Distributions have been paid on October 7, 2016, November 9, 2016 and December 9, 2016. Cottonwood Multifamily REIT I, Inc. reached the maximum offering amount on April 27, 2017.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2016. All figures are as of December 31, 2016 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Arbors at Fairview
	2012	2013	2014	2015	2016
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	$—	$—	$—	$—	$17,449
Total assets (after depreciation)	—	—	—	—	17,372
Liabilities	—	—	—	—	(11,381)
Summary Income Statement Data (1)
Gross revenues	$—	$—	$—	$—	$304
Operating expenses	—	—	—	—	(146)

Operating income	—	—	—	—	158
Interest expense	—	—	—	—	(36)
Non-operating, including depreciation and amortization	—	—	—	—	(234)

Net (loss)	—	—	—	—	(112)
Summary Cash Flows Data (1)
Cash provided by operating activities	$—	$—	$—	$—	$2
Cash (used in) investing activities	—	—	—	—	375
Cash provided by (used in) financing activities	—	—	—	—	1,367

Net increase in cash	$—	$—	$—	$—	$1,744
Amount and Source of Distributions (2)
Operations	$—	$—	$—	$—	$108
Financing	—	—	—	—	1,367

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2016. All figures are as of December 31, 2016 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Toscana at Valley Ridge
	2012	2013	2014	2015	2016
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	$—	$—	$—	$31,114	$31,631
Total assets (after depreciation)	—	—	—	30,636	30,059
Liabilities	—	—	—	(19,911)	(19,929)
Summary Income Statement Data (1)
Gross revenues	$—	$—	$—	$1,250	$3,079
Operating expenses	—	—	—	(630)	(1,384)

Operating income	—	—	—	620	1,695
Interest expense	—	—	—	(358)	(834)
Non-operating, including depreciation and amortization	—	—	—	(1,284)	(1,224)

Net (loss)	—	—	—	(1,021)	(363)
Summary Cash Flows Data (1)
Cash provided by operating activities	$—	$—	$—	$690	$1,805
Cash (used in) investing activities	—	—	—	(13)	(634)
Cash (used in) financing activities	—	—	—	(43)	—

Net increase in cash	$—	$—	$—	$635	$1,171
Amount and Source of Distributions (2)
Operations	$—	$—	$—	$—	$200
Financing	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2016. All figures are as of December 31, 2016 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Scott Mountain
	2012	2013	2014	2015	2016
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	$24,514	$24,909	$25,363	$40,239	$40,275
Total assets (after depreciation)	22,626	22,248	21,884	39,403	37,947
Liabilities	(15,827)	(15,949)	(15,640)	(23,837)	(23,877)
Summary Income Statement Data (1)
Gross revenues	$2,892	$2,976	$3,144	$3,567	$3,965
Operating expenses	(1,227)	(1,363)	(1,433)	(1,427)	(1,441)

Operating income	1,666	1,612	1,711	2,140	2,525
Interest expense	(807)	(792)	(791)	(834)	(869)
Non-operating, including depreciation and amortization	(799)	(819)	(850)	(2,474)	(1,478)

Net income (loss)	60	1	70	(1,168)	177
Summary Cash Flows Data (1)
Cash provided by operating activities	$898	$850	$865	$1,564	$1,664
Cash (used in) investing activities	(131)	(437)	(354)	(393)	(1,103)
Cash provided by (used in) financing activities	(233)	(247)	(260)	7,364	—

Net increase in cash	$535	$165	$250	$8,535	$561
Amount and Source of Distributions (2)
Operations	$455	$502	$125	$49	880
Financing	—	—	—	6,643	721

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2016. All figures are as of December 31, 2016 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Courtney Oaks
	2012	2013	2014	2015	2016
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	$—	$—	$1,125	$38,157	$38,658
Total assets (after depreciation)	—	—	N/A	37,432	36,569
Liabilities	—	—	(238)	(24,527)	(24,597)
Summary Income Statement Data (1)
Gross revenues	$—	$—	$567	$3,451	$3,718
Operating expenses	—	—	(205)	(1,325)	(1,326)

Operating income	—	—	362	2,126	2,392
Interest expense	—	—	(138)	(538)	(1,042)
Non-operating, including depreciation and amortization	—	—	(353)	(2,812)	(1,394)

Net (loss)	—	—	(129)	(1,224)	(44)
Summary Cash Flows Data (1)
Cash provided by operating activities	$—	$—	$418	$1,604	$1,382
Cash (used in) investing activities	—	—	(88)	(408)	(362)
Cash provided by (used in) financing activities	—	—	(57)	7,391	—

Net increase in cash	$—	$—	$272	$8,587	$1,021
Amount and Source of Distributions (2)
Operations	$—	$—	$—	$226	$339
Financing	—	—	—	7,391	532

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2016. All figures are as of December 31, 2016 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Sanctuary at Highland Oaks
	2012	2013	2014	2015	2016
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	$—	$—	$—	$52,703	$52,622
Total assets (after depreciation)	—	—	—	51,870	49,878
Liabilities	—	—	—	(34,284)	(33,956)
Summary Income Statement Data (1)
Gross revenues	$—	$—	$—	$2,488	$6,032
Operating expenses	—	—	—	(1,055)	(2,516)

Operating income	—	—	—	1,433	3,516
Interest expense	—	—	—	(324)	(865)
Non-operating, including depreciation and amortization	—	—	—	(2,271)	(2,058)

Net (loss)	—	—	—	(1,161)	594
Summary Cash Flows Data (1)
Cash provided by operating activities	$—	$—	$—	$1,860	$2,737
Cash (used in) investing activities	—	—	—	(206)	(1,275)
Cash provided by financing activities	—	—	—	—	—

Net increase in cash	$—	$—	$—	$1,654	$1,462
Amount and Source of Distributions (2)
Operations	$—	$—	$—	$48	$2,446
Financing	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2016. All figures are as of December 31, 2016 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Summer Park
	2012	2013	2014	2015	2016
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	$—	$—	$40,592	$41,683	$41,240
Total assets (after depreciation)	—	—	40,226	40,322	38,828
Liabilities	—	—	(21,274)	(22,965)	(23,029)
Summary Income Statement Data (1)
Gross revenues	$—	$—	$1,505	$4,313	$4,599
Operating expenses	—	—	(586)	(1,677)	(1,825)

Operating income	—	—	919	2,636	2,774
Interest expense	—	—	(403)	(1,091)	(858)
Non-operating, including depreciation and amortization	—	—	(438)	(1,641)	(1,108)

Net income (loss)	—	—	78	(97)	808
Summary Cash Flows Data (1)
Cash provided by operating activities	$—	$—	$418	$1,565	$1,977
Cash (used in) investing activities	—	—	(135)	(193)	(805)
Cash provided by (used in) financing activities	—	—	(164)	1,726	—

Net increase in cash	$—	$—	$119	$3,098	$1,173
Amount and Source of Distributions (2)
Operations	$—	$—	$403	$584	$1,258
Financing	—	—	—	1,384	342

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.
(2)	Cash distributions may exceed cash generated due to funds set aside for capital improvements.

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of the last five prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2016. All amounts presented are as of December 31, 2016.

	Lily Flagg	Brook Highland Place	Camelot	Blue Swan	Tramore Village
Aggregate Dollar Amount Raised	$5,267,581	$9,447,699	$10,967,900	$8,818,000	$11,410,000
Duration of Program (Months)	68	35	119	85	114
Date of Program Closing	10/31/2016	4/19/2016	1/28/2016	10/10/2015	6/19/2015
Total Compensation Paid to Sponsor (1)	$1,216,084	$464,609	$3,100,866	$907,843	$3,531,866
Median Leverage	75%	60%	63%	51%	64%
Annualized Return on Investment (2)	17.29%	23.74%	3.37%	4.06%	(0.63)%
Start Date	3/2/2011	5/31/2013	2/8/2006	9/9/2008	12/1/2005
End Date	10/31/2016	4/19/2016	1/28/2016	10/10/2015	6/19/2015
Median Month	December-13	November-14	February-11	March-12	September-10

(1)	Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.
(2)	Annualized return on investment is the internal rate of return over the program period using the respective cash flows from invested capital, distributions received, and proceeds from sale.